                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 5, 1999, accompanying the consolidated financial statements and included in the Annual Report of INRAD, Inc. on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of INRAD, Inc. on Form S-8 (SEC File No. 333-17883, effective December 13, 1996).





/s/ GRANT THORNTON LLP
GRANT THORNTON LLP



New York, New York
April 10, 2000